Exhibit 99.2

ekso bionics HOLDINGS ANNOUNCES $15 MILLION REGISTERED DIRECT OFFERING

RICHMOND, California—December 24, 2015—Ekso Bionics Holdings, Inc. (OTCQB: EKSO) (the “Company”), a global robotic exoskeleton company, announced today that it entered into a definitive agreement with certain healthcare focused institutional investors for the sale of 15,000 shares of Series A Convertible Preferred Stock and warrants to purchase 14,851,486 shares of the Company’s common stock. The gross proceeds to the Company from this offering are $15 million. The Company intends to use the net proceeds from this offering for investments in clinical, sales and marketing initiatives to accelerate adoption of the Ekso exoskeleton in the rehabilitation market, for research, development and commercialization activities with respect to an Ekso robotic exoskeleton for home use, for the development and commercialization of able-bodied exoskeletons for industrial use and for other general corporate purposes

The Series A Convertible Preferred Stock is convertible into a total of 14,851,486 shares of common stock at an initial conversion price of $1.01 per share. The warrants have an exercise price of $1.25 per share, subject to adjustment as provided in the warrants, and are exercisable for 5 years from the closing date.  The Series A Convertible Preferred Stock includes a beneficial ownership blocker but has no dividend rights (except to the extent dividends are also paid on the common stock) or liquidation preference. The securities are being sold in units, with each unit consisting of one share of Series A Convertible Preferred Stock and a warrant to purchase up to 990.1 shares of the Company’s common stock. The securities comprising the units are immediately separable and will be issued separately.

The closing of the offering is expected to take place on or about December 28, 2015, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann acted as the sole lead placement agent in connection with the offering.  Trout Capital LLC served as co-placement agent in connection with the offering.

The Series A Convertible Preferred Stock and warrants described above (and the shares issuable from time to time upon conversion or exercise thereof) are being offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement on Form S-3 (File No. 333-205168) filed with the Securities and Exchange Commission (“SEC”) which became effective on July 9, 2015.   A final prospectus relating to this offering will be filed by the Company with the SEC.  When available, copies of the final prospectus can be obtained at the SEC's website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 570 Lexington Avenue, 11th Floor, New York, New York 10022, by calling (212) 409-2000.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company's first commercially available product called Ekso has helped thousands of people living with paralysis take millions of steps not otherwise possible. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable. Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO.  www.eksobionics.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

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CONTACT:

Media Contact:

Heidi Darling, Director of Marketing Communications

Phone: 510-984-1761 x317

E-mail: hdarling@eksobionics.com

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